FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 25049


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
                   the Securities Act of 1934

Date of Report (Date of earliest event reported): September 26, 2000
                                                 (September 25, 2000)

                St. Joseph Light & Power Company
     (Exact name of registrant as specified in its charter)


       Missouri                      1-3576               44-0419850
(State or other jurisdiction    (Commission file         (IRS Employer
    of incorporation)               Number)              Identification
                                                             Number)


520 Francis Street, P.O. Box 998  St. Joseph, Missouri   64502-0998
     (Address of principal executive offices)             Zip Code



Registrant's telephone number, including area code: (816) 233-8888



                        Not applicable
 (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On September 25, 2000, SJLP Inc. sold its controlling interest in Percy Kent Bag Co., Inc. (Percy Kent) to an unrelated party for cash of $1,475,000. This sale will be accounted for as a discontinuation of the manufacturing segment with approximately $0.55 million, or $.07 per share to be reported as the loss on discontinued operations.
     Reportable segment assets, revenues, and profit or loss are disclosed in Note 8 of the Consolidated Financial Statements included in the Company's 1999 Annual Report to Shareholders incorporated by reference in the Company's 1999 Annual Report on Form 10-K. Segment revenues and profit or loss for the three- and six-month periods ended June 30, 2000 and 1999 are included in Note 3 of the Consolidated Financial Statements included in the Company's Form 10-Q for the quarterly period ended June 30, 2000.




ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS.

     (a) -- (c) Not applicable.

                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                            ST. JOSEPH LIGHT & POWER COMPANY



Date:  September 26, 2000          By: /s/ Gary L. Myers
                                           Gary L. Myers
                                           Vice President,
                                           General Counsel
                                            and Secretary